EXHIBIT 32

In connection with the Quarterly Report of Rockdale Resources Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), David Baker, the Principal Executive Officer of the Company, and Marc Spezialy, the Principal Financial and Accounting Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

August 12, 2014	By:	/s/ David Baker
David Baker
Chief Executive Officer

	By:	/s/ Marc Spezialy
Marc Spezialy
Principal Financial and Accounting Officer